
Air Methods

Air Methods Corporation
NASDAQ: AIRM

1Q16 Earnings Presentation



Non-GAAP Financial Information

Non-GAAP Financial Information: This presentation may discuss EBITDA, which is not calculated in conformity with U.S. Generally Accepted Accounting Principles (GAAP). The Company defines EBITDA as earnings before interest, income taxes, depreciation, amortization and gain or loss on disposition of assets. To supplement the Company's consolidated financial statements presented on a GAAP basis, management believes that this non-GAAP measure provides useful information about the Company's core operating results and thus is appropriate to enhance the overall understanding of the Company's past financial performance and its prospects for the future. Management believes the additions and subtractions from net income used to calculate EBITDA reflect the measurements that its bank creditors and third party stock analysts use in evaluating the Company. These adjustments to the Company's GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company's underlying operational results and trends and performance. Management uses this non-GAAP measure to evaluate the Company's financial results. The presentation of non-GAAP measures is not meant to be considered in isolation or as a substitute for or superior to financial results determined in accordance with GAAP.

1Q16 Highlights

- **Air Medical Services (AMS) Division revenue increased 14% YOY.**
  - **Net Patient Transport Revenue increased 22% YOY.**
    - **Patient Transports increased 23% YOY.**
    - **Same-base Patient Transports increased 3% YOY.**
    - **Same-base Weather Cancellations decreased 8% YOY.**
    - **Net Revenue per Transport was flat YOY.**
  - **Contract revenue declined 17% YOY due to a 13% reduction in the number of hospital bases from conversions and net contract declines.**
- **Tourism Division revenue decreased 4% YOY.**
- **Maintenance expense per flight hour**
  - **AMS declined 31% YOY.**
  - **Tourism increased 4% YOY.**
- **Fuel expense per flight hour**
  - **AMS declined 36% YOY.**
  - **Tourism declined 26% YOY.**
- **Income from Continuing Operations increased 59% YOY.**

Air Medical Services Division

	1Q15	1Q16	% Change
Patient Transport Revenue, Net	$161.8MM	$197.8MM	22.3%
Net Revenue / Transport	$11,651	$11,623	-0.2%
Transports	13,852	16,980	22.6%
Transports + Weather Cancellations	19,781	23,404	18.3%
Same-Base Transports (SBTs)	13,551	13,965	3.1%
SBTs + Weather Cancellations	19,408	19,368	-0.2%
# of Bases[1]	189	229	21.2%
# of Operating Aircraft[1]	239	291	21.8%
Days Sales Outstanding[2]	129	150	16.3%
AMS Contract Revenue	$40.6MM	$33.6MM	-17.2%
# of Bases[1]	97	84	-13.4%
# of Operating Aircraft[1]	131	118	-9.9%

1. The number of bases and aircraft represent figures at the end of the quarter.
2. DSO in 1Q16 excludes the impact of Tri-State Care Flight.

Air Medical Services Division
Expenses (Millions)

	1Q15	1Q16	% Change
Flight Center Expenses	$93.8	$106.1	13.1%
Aircraft Operating Expenses	$37.3	$31.9	-14.5%
Maintenance	$29.6	$23.3	-21.3%
Fuel	$4.7	$3.8	-19.1%

Air Methods

Air Medical Services Division

Volume Payor Mix[1]

	1Q14	2Q14	3Q14	4Q14	1Q15	2Q15	3Q15	4Q15	1Q16
Commercial Insurance	27.7%	26.8%	29.1%	29.5%	27.0%	26.1%	27.8%	28.3%	26.2%[2]
Government-Sponsored Insurance	4.4%	3.6%	3.5%	3.2%	3.6%	4.1%	3.6%	3.8%	3.7%
Medicare	33.7%	34.5%	32.4%	32.1%	34.8%	35.9%	33.9%	33.5%	35.6%
Medicaid	20.1%	24.1%	23.6%	23.4%	23.9%	24.7%	24.6%	24.1%	24.5%
Self-Pay	14.2%	10.9%	11.4%	11.8%	10.7%	9.2%	10.1%	10.3%	10.0%

1. The above payor mix percentages are aged 3 months.
2. Commercial Insurance mix excluding TSCF was 26.9%.

Air Medical Services Division

Collection Rate[1]

	1Q14	2Q14	3Q14	4Q14	1Q15	2Q15	3Q15	4Q15	1Q16
Commercial Insurance	81.6%	81.7%	80.9%	80.1%	78.4%	77.5%	75.7%	74.2%	74.7%[2]
Government-Sponsored Insurance	31.5%	28.5%	26.4%	25.4%	24.7%	24.2%	24.5%	24.6%	25.1%

1. The collection rates are for collections related to twelve months of transports aged twelve months.
2. Commercial Insurance collection rate excluding TSCF was 74.0%.

Air Medical Services Division
Community Base Activity

	1Q14	2Q14	3Q14	4Q14	1Q15	2Q15	3Q15	4Q15	1Q16
Beginning of Period	179	176	183	186	189	189	199	200	209
Acquisitions	0	0	0	0	0	0	0	0	25
Conversions	0	6	2	1	0	5	0	8	-1
Greenfields	2	3	3	2	1	7	3	2	4
Closures	5	2	2	0	1	2	2	1	8
End of Period	176	183	186	189	189	199	200	209	229

Air Methods

Tourism/United Rotorcraft

Tourism	1Q15	1Q16	% Change
Tourism and Charter Revenue	$28.2MM	$27.2MM	-3.5%
Total Revenue / Passenger	$282	$285	1.1%
Passenger Trips	100,196	95,593	-4.6%
Operating Expenses	$19.9MM	$19.1MM	-4.0%
# of Operating Aircraft	62	66	6.5%

United Rotorcraft	1Q15	1Q16	% Change
External Revenue	$4.1MM	$6.9MM	67.8%
Cost of Medical Interiors and Products Sold	$3.2MM	$6.0MM	86.8%

Air Methods®

Capital Expenditures
(Millions)

	1Q15	1Q16
Total Capital Expenditures	($23.5)	($31.4)
Aircraft Purchases*	($20.4)	($29.3)
Non-Aircraft Cap Ex	($3.1)	($2.1)
Lease Aircraft Buyouts	$0.0	($4.5)
Proceeds from Asset Sales	$2.0	$2.3
Proceeds from Aircraft Financing	$21.1	$28.1

* Includes aircraft purchases, installations of new medical interiors, and aircraft refurbishments.

Air Methods®